UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2015

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Other Events.

On July 21, 2015, Exelixis, Inc. (the “Company”), in a preliminary prospectus to be used in connection with a public offering of shares of its Common Stock (see Item 8.01 below), disclosed that, although it has not finalized its consolidated financial statements for the quarter ended July 3, 2015, it expects to report that it had $167.0 million of cash and investments as of July 3, 2015, which included $76.6 million available for operations, $6.1 million of short-term restricted investments for public debt service obligations, $81.6 million of compensating balance investments that it is required to maintain on deposit with Silicon Valley Bank, and $2.7 million of long-term restricted investments. These amounts are preliminary, the actual amounts that the Company reports will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the quarter ended July 3, 2015, are finalized. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of July 3, 2015.

Item 8.01 Other Events.

On July 23, 2015, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, William Blair & Company, L.L.C. and Stifel, Nicolaus & Company, Incorporated (the “Underwriters”) relating to the offering, issuance and sale (the “Offering”) of 25,000,000 shares of the Company’s common stock, par value $0.001 per share. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the shares of common stock from the Company at a price of $5.076 per share, which will result in $126.9 million of proceeds to the Company before deducting offering expenses. The offering is expected to close on or about July 29, 2015, subject to customary closing conditions. The shares of common stock will be listed on The NASDAQ Global Select Market. The Underwriters have a 30-day option to purchase up to an additional 3,750,000 shares of common stock. All of the shares in the offering are being sold by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-205397) previously filed with the Securities and Exchange Commission (the “SEC”). The Company has filed a final prospectus supplement, dated July 23, 2015, relating to the issuance and sale of the shares with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 23, 2015

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2015	EXELIXIS, INC.

/s/ Jeffrey J. Hessekiel
Jeffrey J. Hessekiel
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 23, 2015

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)